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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): August 13, 1996


                         Commission File Number 0-26304




                         SUNSTONE HOTEL INVESTORS, INC.
             (Exact name of registrant as specified in its charter)



                                    Maryland
         (State or other jurisdiction of incorporation or organization)



                                   52-1891908
                      (I.R.S. employer identification no.)



                       115 Calle de Industrias, Suite 201
                         San Clemente, California 92672
          (Address of principal executive offices, including zip code)



                                  714-361-3900
              (Registrant's telephone number, including area code)


                                 Not Applicable
         (former name or former address, if changed since last report)


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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                 On August 13, 1996, Sunstone Hotel Investors, Inc. acquired the 165-room Comfort Suites in South San Francisco, California and a 151-room hotel in Price, Utah for a combined purchase price of $15.7 million from affiliates of Westmont Hospitality of Houston, Texas. The purchase price represents an approximate room price of $49,700. The two hotels reported an average daily rate (ADR) of $54.48 and an average daily occupancy of 77.6% for the 12-month period ended April 30, 1996. Sunstone plans to convert the Price, Utah hotel to a Holiday Inn Hotel & Suites. The two hotels were financed with proceeds from Sunstone's recent public offering.


Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired. The financial statements that were otherwise required to be included in this Form 8-K were previously included in the Prospectus filed pursuant to Rule 424(b)(4) of the Securities Act of 1934, as amended, with the Commission on August 8, 1996 as File Number 333-07685, and are hereby incorporated by reference.

         (b) Pro Forma Financial Information. The pro forma financial information that was otherwise required to be included in this Form 8-K was previously included in the Prospectus filed pursuant to Rule 424(b)(4) of the Securities Act of 1934, as amended, with the Commission on August 8, 1996 as File Number 333-07685, and is hereby incorporated by reference.




SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SUNSTONE HOTEL INVESTORS, INC.



Date:  August 28, 1996                 By:   /s/ Robert A. Alter, President
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                                                 Robert A. Alter, President